Exhibit (a)(1)

RIO TINTO PLC

AND

JPMORGAN CHASE BANK, N.A.

As Depositary

AND

OWNERS AND HOLDERS OF AMERICAN DEPOSITARY RECEIPTS

Deposit Agreement

Dated as of July 13, 1988

Amended as of June 11, 1990

Further Amended and Restated as of February 15, 1999

Further Amended and Restated as of February 18, 2005

Further Amended and Restated as of April 29, 2010

Further Amended and Restated as of February 19, 2016

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FOURTH FURTHER AMENDED AND RESTATED DEPOSIT AGREEMENT

FOURTH FURTHER AMENDED AND RESTATED DEPOSIT AGREEMENT dated as of February 19, 2016, among RIO TINTO PLC, incorporated under the laws of England (herein called the "Company"), JPMORGAN CHASE BANK, NA, a national banking association organized under the laws of the United States of America (herein called the "Depositary"), and all Owners and holders from time to time of American Depositary Receipts issued hereunder.

WITNESSETH

WHEREAS, the Company and the Depositary entered into the Amended and Restated Deposit Agreement dated as of April 29, 2010 (the "Old Deposit Agreement") to provide for the deposit of Rio Tinto Shares (as hereinafter defined) with the Custodian  for the purposes set forth in such Old Deposit Agreement, for the creation of American depositary shares representing the Rio Tinto Shares (as hereinafter defined) so deposited and for the execution and delivery of American depositary receipts ("Old Receipts") evidencing the American depositary shares;

WHEREAS, the Company and the Depositary now wish to amend and restate the Old Deposit Agreement and the Old Receipts;

WHEREAS, the Company desires to further provide, as hereinafter set forth in this Deposit Agreement, for the continued deposit of Rio Tinto Shares (as hereinafter defined) of the Company from time to time with the Depositary (as hereinafter defined) or with the Custodian (as hereinafter defined) as agent of the Depositary for the purposes set forth in this Deposit Agreement, for the creation of American Depositary Shares representing the Rio Tinto Shares so deposited and for the execution and delivery of American Depositary Receipts evidencing the American Depositary Shares; and

WHEREAS, the Company desires to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of Rio Tinto Shares (as hereinafter defined) of the Company from time to time with the Depositary or with the Custodian (as hereinafter defined) as agent of the Depositary for the purposes set forth in this Deposit Agreement, for the creation of American Depositary Shares representing the Rio Tinto Shares so deposited and for the execution and delivery of American Depositary Receipts evidencing the American Depositary Shares; and

WHEREAS, the American Depositary Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;

NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties hereto as follows:

ARTICLE I.

DEFINITIONS

The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement:

Section 1.01    Company.
The term "Company" shall mean Rio Tinto plc, incorporated under the laws of England, and its successors.

Section 1.02    Depositary; Principal Office.
The term "Depositary" shall mean JPMorgan Chase Bank, N.A., a national banking association organized under the laws of the United States of America and any successor as depositary hereunder. The term "Principal Office", when used with respect to the Depositary, shall mean the office of the Depositary which at the date of this amended and restated Agreement is 4 New York Plaza, New York, New York, 10004.

Section 1.03    Custodians.
The term "Custodian" shall mean the London, England office of the Depositary, and, as agent of the Depositary, any other firm or corporation in England which may hereafter be appointed by the Depositary pursuant to the terms of Section 5.05, as substitute or additional custodian or custodians hereunder, as the context shall require and the term "Custodians" shall mean all of them, collectively.

Section 1.04    Deposit Agreement.
The term "Deposit Agreement" shall mean this Agreement, as the same may be amended from time to time in accordance with the provisions hereof.

Section 1.05    Rio Tinto Shares.
The term "Rio Tinto Shares" shall mean Ordinary Shares in registered form of the Company and shall include the rights to receive such Ordinary Shares.

Section 1.06    Deposited Securities.
The term "Deposited Securities" as of any time shall mean Rio Tinto Shares at such time deposited or deemed to be deposited under this Deposit Agreement and any and all other securities, property and cash received by the Depositary or the Custodian in respect thereof and at such time held hereunder, subject as to cash to the provisions of Section 4.05.

Section 1.07    Receipts; Direct Registration Receipts.
The term "Receipts" shall mean the American Depositary Receipts issued hereunder representing American Depositary Shares. Receipts may, but need not be, in physical certificated form. Receipts in physical certificated form shall be in substantially the form of Exhibit A hereto, as the same may be amended from time to time in accordance with the provisions hereof The term "Direct Registration Receipts" means a Receipt, the ownership of which is recorded on the Direct Registration System. References to "Receipts" shall include Direct Registration Receipts, unless the context otherwise requires.

Section 1.08    American Depositary Shares.
The term "American Depositary Shares" shall mean the rights represented by the Receipts issued hereunder and the interests in the Deposited Securities represented thereby. Each American Depositary Share shall, subject to Sections 4.03, 4.06 and 4.08, represent one Rio Tinto Share.

Section 1.09    Owner.
The term "Owner" shall mean the person in whose name a Receipt is registered on the books of the Depositary maintained for such purpose.

Section 1.10    Dollars; Pounds; Pence.
The term "Dollars" shall mean United States dollars. The terms "Pounds" and "pence" shall mean the currency of the United Kingdom.

Section 1.11    Securities Act of 1933.
The term "Securities Act of 1933" shall mean the United States Securities Act of 1933, as from time to time amended.

Section 1.12    Securities Exchange Act of 1934.
The term "Securities Exchange Act of 1934" shall mean the United States Securities Exchange Act of 1934 as from time to time amended.

Section 1.13    Commission.
The term "Commission" shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

Section 1.14    English Registrar.
The term "English Registrar" shall mean Computershare Investor Services PLC, PO Box 82, The Pavilions, Bridgewater Road, Bristol, BS99 7NH, United Kingdom, a company organized under the laws of England, which carries out the duties of registrar for the Ordinary Shares of the Company or any successor as registrar for the Ordinary Shares of the Company.

Section 1.15    Deliver, Execute, Issue, Register, Surrender, Transfer, or Cancel.
The terms "deliver", "execute", "issue", "register", "surrender", "transfer" or "cancel", when used with respect to Direct Registration Receipts, refer to an entry or entries or an electronic transfer or transfers in the Direct Registration System.

Section 1.16    Direct Registration System.
"Direct Registration System" means the system for the uncertificated registration of ownership of securities established by The Depository Trust Company ("DTC") and utilized by the Depositary pursuant to which the Depositary may record the ownership of Receipts  without the issuance of a certificate, which ownership shall be evidenced by periodic statements issued by the Depositary to the Owners entitled thereto. For purposes hereof, the Direct Registration System shall include access to the Profile Modification System maintained by DTC which provides for automated transfer of ownership between DTC and the Depositary.

Section 1.17    Receipt Register.
The term "Receipt register" means the register maintained by the Depositary for the registration of transfer, combination and split-up of Receipts, and, in the case of Direct Registration Receipts, shall include the Direct Registration System.

ARTICLE II.

FORM OF RECEIPTS, DEPOSIT OF RIO TINTO SHARES, EXECUTION AND DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS.

Section 2.01    Form and Transferability of Receipts.
Receipts in certificated form shall be engraved, printed or lithographed (and on steel engraved borders if required by any exchange on which Receipts are listed) and shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided. Such Receipts shall be executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary; provided, however, that such signature may be a facsimile if a Registrar for the Receipts shall have been appointed and such Receipts are countersigned by the manual signature of a duly authorized officer of the Registrar. No Receipt in certificated form shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless such Receipt shall have been executed by the Depositary by the manual signature of a duly authorized signatory or, if a registrar shall have been appointed to register Receipts or transfers of Receipts, by the manual signature of a duly authorized officer of such registrar. Receipts in certificated form bearing the facsimile signature of a duly authorized signatory of the Depositary who was at any time a proper signatory of the Depositary shall bind the Depositary, notwithstanding that such signatory has ceased to hold such office prior to the execution of such Receipts by the Registrar and their delivery or did not hold such office at the date of such Receipts.

Receipts in certificated form may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary or the Company or as required to comply with any applicable law or regulations thereunder or with the rules and regulations of any securities exchange upon which Receipts may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise. Notwithstanding anything in this Deposit Agreement or in the Receipts to the contrary, American Depositary Shares shall be evidenced by Direct Registration Receipts, unless certificated Receipts are specifically requested by the Owner.  Owners shall be bound by the terms and conditions of this Deposit Agreement and of the form of Receipt, regardless of whether their Receipts are Direct Registration Receipts or certificated Receipts.

Title to a Receipt (and to the American Depositary Shares evidenced thereby), when properly endorsed (in the case of Receipts in certificated form) or upon delivery to the Depositary of proper instruments of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that the Depositary, notwithstanding any notice to the contrary, may treat the Owner thereof as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes.

Section 2.02       Deposit of Rio Tinto Shares.
Subject to the terms and conditions of this Deposit Agreement, Rio Tinto Shares or evidence of rights to receive Rio Tinto Shares may be deposited by delivery thereof to the Depositary or any Custodian hereunder, accompanied by any appropriate instrument or instruments of transfer, or endorsement, in form satisfactory to the Depositary or the Custodian, together with all such certifications and payments as may be required by the Depositary or the Custodian in accordance with the provisions of this Deposit Agreement and, if the Depositary requires, together with a written order directing the Depositary to issue to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts for the number of American Depositary Shares representing such deposit. No Rio Tinto Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by the governmental body in the United Kingdom, if any, which is then performing the function of the regulation of currency exchange. The Depositary shall be entitled to require that any person presenting Rio Tinto Shares for deposit (a "depositor") execute an agreement or assignment in form reasonably satisfactory to the Depositary transferring to the Custodian any rights to dividends or any other rights attaching at the date of such deposit to the Rio Tinto Shares deposited and providing for the prompt transfer to the Custodian of any moneys or other property received by virtue of rights attaching at the date of such deposit to the Rio Tinto Shares deposited by the depositor or the person in whose name the Rio Tinto Shares presented for deposit are, at the date of such deposit, registered.

At the request and risk and expense of any person proposing to deposit Rio Tinto Shares, and for the account of such person, the Depositary may receive certificates for Rio Tinto Shares to be deposited, together with the other instruments herein specified, for the purpose of forwarding such Rio Tinto Share certificates to a Custodian for deposit hereunder.

Upon each delivery to the Custodian of a certificate or certificates for Rio Tinto Shares to be deposited hereunder, together with the other documents above specified, the Depositary shall cause the Custodian, as soon as transfer and recordation can be accomplished, to present such certificate or certificates to the Company (or the appointed agent of the Company for transfer and registration of Rio Tinto Shares, which may but need not be the English Registrar), for transfer and recordation of the Rio Tinto Shares being deposited in the name of the Depositary or its nominee or such Custodian or its nominee.

Deposited Securities shall be held by the Depositary or by a Custodian in the name of the Depositary or a nominee thereof for the account and to the order of the Depositary or at such other place or places as the Depositary shall determine.

Section 2.03        Execution and Delivery of Receipts.
Upon receipt by the Custodian of any deposit pursuant to Section 2.02 hereunder, together with any other documents required as hereinafter specified, the Depositary shall cause the Custodian to notify the Depositary of such deposit and the person or persons to whom or upon whose written order a Receipt or Receipts are deliverable in respect thereof and the number of American Depositary Shares to be represented thereby calculated as provided in this Deposit Agreement. Such notification shall be made by letter or, at the request and risk and expense of the person making the deposit, by cable, telex or facsimile transmission. Upon receiving such notice from the Custodian, or upon the receipt of Rio Tinto Shares by the Depositary, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver at its Principal Office, to or upon the order of the person or persons entitled thereto, a Receipt or Receipts, registered in the name or names and representing any authorized number of American Depositary Shares requested by such person or persons, but only upon payment to the Depositary of the fee of the Depositary for the execution and delivery of such Receipt or Receipts, and of all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the Deposited Securities, and if, when the Depositary shall otherwise be required or authorized to execute or deliver a Receipt or Receipts, the Rio Tinto Shares presented for deposit shall not have been registered in the name of the Depositary or its nominee or the Custodian or its nominee, the Depositary shall be entitled to delay such execution and delivery until the Depositary shall have received an acknowledgment or other evidence from the Company, or otherwise, reasonably satisfactory to the Depositary, that such registration has been effected.

Section 2.04         Transfer of Receipts; Combination and Split-up of Receipts.
The Depositary, subject to the terms and conditions of this Deposit Agreement, shall register transfers in the Receipt register from time to time of Receipts, upon receipt at any of its designated transfer offices of proper instruments of transfer or upon any surrender of a Receipt, by the Owner in person or by duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, and duly stamped as may be required by the laws of the State of New York and of the United States of America. Thereupon the Depositary shall execute and deliver a new Receipt or Receipts to or upon the order of the person entitled thereto as such person may request.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall, for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, representing the same aggregate number of American Depositary Shares as the Receipt or Receipts replaced. At the request of an Owner, the Depositary shall, for the purpose of substituting a certificated Receipt with a Direct Registration Receipt, or vice versa, execute and deliver a certificated Receipt or a Direct Registration Receipt, as the case may be, for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as those evidenced by the certificated Receipt or Direct Registration Receipt, as the case may be, substituted.

Section 2.05         Surrender of Receipts and Withdrawal of Rio Tinto Shares.
Upon surrender, if applicable, at the Principal Office of the Depositary of a Receipt for the purpose of withdrawal of the Deposited Securities represented thereby, and upon payment of the fees of the Depositary, and subject to the terms and conditions of this Deposit Agreement, the Owner of such Receipt shall be entitled to delivery, to him or upon his order, of the amount of Deposited Securities at the time represented by such Receipt. Delivery of such Deposited Securities may be made by the delivery of certificates to such Owner or as ordered by him. Such delivery shall be made, as hereinafter provided, without unreasonable delay.

A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and if the Depositary requires, any Owner requesting a withdrawal of Deposited Securities shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order. Thereupon the Depositary shall direct one (or more) of the Custodians to deliver at the London, England office of such Custodian, subject to Sections 2.06, 3.01 and 3.02, and to the other terms and conditions of this Deposit Agreement, to or upon the written order of the person or persons designated in the order delivered to the Depositary if so required by the Depositary and as above provided, the amount of Deposited Securities represented by such Receipt, except that the Depositary may make delivery to such person or persons at the Principal Office of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by such Receipt, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

At the request, risk and expense of any Owner so surrendering a Receipt, and for the account of such Owner, the Depositary shall direct the Custodian to transfer or forward any cash, rights or other property comprising, and to forward a certificate or certificates and other proper documents of title for, the Deposited Securities represented by such Receipt to the Depositary for delivery at the Principal Office of the Depositary.  Such direction shall be given by letter or, at the request, risk and expense of such Owner, by cable, telex or facsimile transmission.

Section 2.06	Limitations on Issuance, Execution, Delivery, Transfer and Surrender of Receipts.

As a condition precedent to the issuance, execution, delivery, registration of transfer, split-up, combination or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary or the Custodian may require payment from the depositor of Rio Tinto Shares, the presentor of the Receipt or the Owner requesting a withdrawal of Deposited Securities of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Rio Tinto Shares being deposited or Deposited Securities being withdrawn) and payment of any applicable fees, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such regulations, if any, as the Depositary may reasonably establish consistent with the provisions of this Deposit Agreement.

The delivery of Receipts against deposits of Rio Tinto Shares generally or against deposits of particular Rio Tinto Shares may be suspended, or the transfer of Receipts in particular instances may be refused, or the transfer or surrender of outstanding Receipts generally may be suspended, during any period when the Receipt register is closed, or if any such action is, in good faith, deemed necessary or advisable by the Depositary or, in the case of the American Depositary Share issuance books only, by the Company, at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Deposit Agreement, subject to the provisions of Section 7.07. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Rio Tinto Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Rio Tinto Shares. The Depositary will use reasonable efforts to comply with written instructions of the Company not to accept for deposit hereunder any Rio Tinto Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company's compliance with the securities laws in the United States.

Section 2.07       Lost Receipts, etc.
In case any Receipt in certificated form shall be mutilated, destroyed, lost or stolen, the Depositary shall, as the Owner may request, issue a new Receipt through the Direct Registration system or execute and deliver a new Receipt of like tenor, in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed or lost or stolen Receipt, upon the Owner thereof filing with the Depositary (a) a request for such execution and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser and (b) a sufficient indemnity bond and satisfying any other reasonable requirements imposed by the Depositary.

Section 2.08       Cancellation and Destruction of Surrendered Receipts.
All Receipts surrendered to the Depositary shall be cancelled by the Depositary. The Depositary is authorized to destroy Receipts in certificated form so cancelled.

Section 2.09       Pre-Release of Receipts.
The Depositary may issue Receipts against the delivery by the Company (or any agent of the Company recording Rio Tinto Share ownership) of rights to receive Rio Tinto Shares from the Company (or any such agent). No such issue of Receipts will be deemed a "Pre-Release" that is subject to the restrictions of the following paragraph.

Unless requested in writing by the Company to cease doing so, the Depositary may, notwithstanding Section 2.03 hereof, execute and deliver Receipts prior to the receipt of Rio Tinto shares pursuant to Section 2.02 ("Pre-Release"). The Depositary may, pursuant to Section 2.05, deliver Rio Tinto Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released. The Depositary may receive Receipts in lieu of Rio Tinto Shares in satisfaction of a Pre-Release. Each Pre-Release will be (a) preceded or accompanied by a written representation and agreement from the person to whom Receipts are to be delivered (the "Pre-Releasee") that the Pre-Releasee, or its customer, (i) owns the Rio Tinto shares or Receipts to be remitted, as the case may be, (ii) assigns all beneficial rights, title and interest in such Rio Tinto Shares or Receipts, as the case may be, to the Depositary in its capacity as such and for the benefit of the Owners, and (iii) will not take any action with respect to such Rio Tinto Shares or Receipts, as the case may be, that is inconsistent with the transfer of beneficial ownership (including, without the consent of the Depositary, disposing of such Rio Tinto Shares or Receipts, as the case may be), other than in satisfaction of such Pre-Release, (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary determines, in good faith, will provide substantially similar liquidity and security, (c) terminable by the Depositary on not more than five (5) business days' notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of Rio Tinto Shares not deposited but represented by American Depositary Shares outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Rio Tinto Shares deposited hereunder; provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems reasonably appropriate, and may, with the prior written consent of the Company, change such limit for purposes of general application. The Depositary will also set Dollar limits with respect to Pre-Release transactions to be entered into hereunder with any particular Pre-Releasee on a case-by-case basis as the Depositary deems appropriate. For purposes of enabling the Depositary to fulfill its obligations to the Owners under the Deposit Agreement, the collateral referred to in clause (b) above shall be held by the Depositary as security for the performance of the Pre-Releasee's obligations to the Depositary in connection with a Pre-Release transaction, including the Pre-Releasee's obligation to deliver Rio Tinto Shares or Receipts upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities hereunder).

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

ARTICLE III.

CERTAIN OBLIGATIONS OF OWNERS OF RECEIPTS.

Section 3.01       Filing Proofs, Certificates and Other Information.
Any person presenting Rio Tinto Shares for deposit or any Owner of a Receipt may be required from time to time to file such proof of citizenship or residence, exchange control approval, or such information relating to the registration on the books of the Company (or the appointed agent of the Company for transfer and registration of Rio Tinto Shares, which may but need not be the English Registrar) of the Rio Tinto Shares presented for deposit or other information, to execute such certificates and to make such representations and warranties, (i) as the Depositary may, in good faith, deem necessary or proper to comply with applicable laws or regulations or to enable the Depositary to perform its obligations hereunder or (ii) other than in the case of delivery of any Deposited Securities, as the Company may reasonably require by written notice to the Depositary. The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution or sale of any dividend or other distribution or rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed. The Depositary or the Custodian, as the case may be, shall, at the request and expense of the Company, provide the Company with copies of information it receives pursuant to this Section 3.01.

Section 3.02       Liability of Owner for Taxes.
If any tax or other governmental charges (including any penalties and/or interest)  shall become payable with respect to any Receipt or any Deposited Securities represented by any Receipt, such tax or other governmental charge shall be payable by the Owner of such Receipt to the Depositary and by holding or having held a Receipt (or an American Depositary Share) the Owner and all prior Owners thereof, jointly and severally, agree to indemnify, defend and save harmless each of the Depositary and its agents in respect thereof.  The Depositary may refuse to effect any transfer of such Receipt or any withdrawal of Deposited Securities represented thereby until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner thereof any part or all of the Deposited Securities represented by such Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge, the Owner of such Receipt remaining liable for any deficiency. Each Owner and holder of an interest in American Depositary Shares agrees to indemnify the Depositary, the Company, the Custodian and any of their respective directors, officers, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained.

Section 3.03       Warranties on Deposit of Rio Tinto Shares.
Every person depositing Rio Tinto Shares under this Deposit Agreement represents and warrants that (a) such Rio Tinto Shares and the certificates therefor are duly authorized, validly issued and outstanding, fully paid, nonassessable and legally obtained by such person (b) all pre-emptive and comparable rights, if any, with respect to such Rio Tinto Shares have been validly waived or exercised, (c) the person making such deposit is duly authorized so to do, (d) the Rio Tinto Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim and (e) such Rio Tinto Shares (A) are not "restricted securities" as such term is defined in Rule 144 under the Securities Act of 1933 ("Restricted Securities") unless at the time of deposit the requirements of paragraphs (c), (e), (f) and (h) of Rule 144 shall not apply and such Shares may be freely transferred and may otherwise be offered and sold freely in the United States or (B) have been registered under the Securities Act of 1933. To the extent the person depositing Rio Tinto Shares is an "affiliate" of the Company as such term is defined in Rule 144, the person also represents and warrants that upon the sale of the American Depositary Shares, all of the provisions of Rule 144 which enable the Rio Tinto Shares to be freely sold (in the form of American Depositary Shares) will be fully complied with and, as a result thereof, all of the American Depositary Shares issued in respect of such Rio Tinto Shares will not be on the sale thereof, Restricted Securities.  Such representations and warranties shall survive the deposit and withdrawal of Shares and the issuance and cancellation of American Depositary Shares in respect thereof and the transfer of such American Depositary Shares.  The Depositary may refuse to accept for such deposit any Shares identified by the Company in order to facilitate compliance with the requirements of the Securities Act of 1933 or the Rules made thereunder.

Section 3.04       Disclosure of Beneficial Ownership.
(A)           Each person who is the holder or the Owner of a Receipt, by holding the same or, as appropriate, by seeking or accepting registration in respect of a Receipt on the Receipt register agrees to notify the Depositary at its Principal Office within 2 days of his acquiring, directly or indirectly (by virtue of the ownership of Receipts or otherwise) an interest in 1% or more of Rio Tinto Shares of such acquisition and the notification (the "Notification") shall include particulars of:

(a)           the name, address and citizenship of every person with an interest in the Rio Tinto Shares to which the Notification relates; and

(b)           the number of Rio Tinto Shares in which each such person is interested so far as known to the person making the Notification at the date when the Notification is made.

If a change occurs in the particulars notified to the Depositary referred to above, the person making the Notification shall, within 2 days of his becoming aware of the change, notify the Depositary at its Principal Office of such change.

The Depositary shall notify the Company of such Notification in writing forthwith by facsimile transmission and shall provide the Company with a copy of such Notification which the Depositary receives. In addition, the Depositary by agreeing to this provision does not agree to take any further steps on the Company's behalf regarding beneficial ownership other than as specifically set forth on this Section 3.04.

For the purposes of this Section 3.04(A),

(i)           two or more persons acting as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or depositing securities of the Company shall be deemed a "person";

(ii)           the percentage of Rio Tinto Shares in respect of which the obligation to make a Notification exists shall be such percentage of the issued Rio Tinto Shares outstanding from time to time. As of the date of this amended and restated Deposit Agreement, 1% of such outstanding issued Rio Tinto Shares equals 10,680,833 Rio Tinto Shares. The Company shall notify the Depositary not later than January 31 and July 31 in each year of the number of Rio Tinto Shares that, as at the end of the immediately preceding calendar month, equaled 1% of the issued Rio Tinto Shares outstanding at that date. The Depositary shall have no duty under this subsection (ii) of Section 3.04 unless the Company requests, in writing and pursuant to Section 5.06 of this Deposit Agreement, that the Depositary forward such information to Owners; and

(iii)           sections 203 to 209 of the Companies Act 1985 of Great Britain (or any statutory modification or re-enactment thereof) shall apply in determining whether any person has an interest or is interested in Rio Tinto Shares.

(B)           The Depositary shall, at the Company's request and expense, send to any Owner specified by the Company a notice requiring such Owner to notify the Depositary as to whether any of such Owner's American Depositary Shares represented by any of the Receipts held by or registered in the name of such Owner are being held, directly or indirectly, for some person other than such Owner and if so, the name, address and citizenship of such other person or persons. Each Owner by holding a Receipt or, as appropriate, seeking or accepting registration on the books of the Depositary maintained for the purpose, agrees to provide to the Depositary at its Principal Office the information requested in the Depositary's notice within 7 days after the date of the notice and the Depositary shall forthwith furnish the Company with the information provided. Should any Owner fail to provide the information sought within such period of 7 days, the Depositary shall notify the Company accordingly and, upon receipt of written instructions from the Company to that effect, the Depositary shall:

(a)           discontinue the registration of transfers of all Receipts registered in the name of such Owner;

(b)           suspend the distribution of dividends to such Owner; and

(c)	not give any further notices to such Owner.

Notwithstanding the foregoing, the Company may not so instruct the Depositary with respect to American Depositary Shares registered in the name of Cede & Co., as nominee for DTC.

ARTICLE IV.

THE DEPOSITED SECURITIES.

Section 4.01       Cash Distributions.
Whenever the Depositary shall receive any cash dividend or other cash distribution by the Company on any Deposited Securities, the Depositary shall, subject to the provisions of Section 4.05, convert, to the extent not paid in Dollars, such dividend or distribution into Dollars and shall distribute the amount thus received to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that in the event that the Company or the Depositary shall be required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, the amount distributed to the Owner for American Depositary Shares representing such Deposited Securities shall be reduced accordingly. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Owner a fraction of one cent, and any such fractional amounts shall be rounded down to the nearest whole cent and so distributed to Owners entitled thereto. The Company or its agent will remit to the appropriate governmental agency in the United Kingdom all amounts withheld by the Company or its agent and owing to such agency. The Depositary will remit to the appropriate governmental agency in the United States all amounts, if any, withheld and owed to such agency by the Depositary. The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental agencies and either the Company or the Depositary or their respective agents may file any such reports necessary to obtain benefits under the applicable tax treaties for the Owners of Receipts.

Section 4.02       Distributions Other Than Cash or Rio Tinto Shares.
Whenever the Depositary shall receive any distribution other than cash or Rio Tinto Shares upon any Deposited Securities, the Depositary shall cause the securities or property received by it to be distributed to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary in good faith and reasonably may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the reasonable opinion of the Depositary such distribution cannot be made proportionately among the Owners entitled thereto, or if for any other reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes) the Depositary or the Company in good faith and reasonably deems such distribution not to be feasible, the Depositary may, after consultation with the Company, adopt such method as it may in good faith and reasonably deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale shall be distributed by the Depositary to the Owners entitled thereto as in the case of a distribution received in cash.

Section 4.03       Distributions in Rio Tinto Shares.
If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Rio Tinto Shares, the Depositary shall, unless the Company shall request otherwise, distribute to the Owners of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts for an aggregate number of American Depositary Shares representing the amount of Rio Tinto Shares received as such dividend or free distribution. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary shall sell the amount of Rio Tinto Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.02. If, at the request of the Company, additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional Rio Tinto Shares distributed upon the Deposited Securities represented thereby.

Section 4.04       Rights.
(a)           Distribution to Owners.  Whenever the Company intends to distribute to the holders of the Deposited Securities rights to subscribe for additional Rio Tinto Shares, the Company shall give notice thereof to the Depositary at least 45 days prior to the proposed distribution stating whether or not it wishes such rights to be made available to Owners.  Upon receipt of a notice indicating that the Company wishes such rights to be made available to Owners, the Depositary shall consult with the Company to determine, and the Company shall determine, whether it is lawful and reasonably practicable to make such rights available to the Owners.  The Depositary shall make such rights available to Owners only if (i) the Company shall have timely requested that such rights be made available to Owners, (ii) the Depositary shall have received satisfactory documentation within the terms of Section 5.07, and (iii) the Depositary shall have determined that such distribution of rights is lawful and reasonably practicable.  In the event any of the conditions set forth above are not satisfied, the Depositary shall proceed with the sale of the rights as contemplated in Section 4.04(b) below or, if timing or market conditions may not permit, do nothing thereby allowing such rights to lapse.  In the event all conditions set forth above are satisfied, subject to any other agreements the Depositary may reasonably request, the Depositary shall establish procedures (x) to distribute such rights (by means of warrants or otherwise) and (y) to enable the Owners to exercise the rights (upon payment of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes and other governmental charges).  Nothing herein shall obligate the Depositary to make available to the Owners a method to exercise such rights to subscribe for Rio Tinto Shares (rather than American Depositary Shares).

(b)           Sale of Rights.  If (i) the Company does not timely request the Depositary to make the rights available to Owners or requests that the rights not be made available to Owners, (ii) the Depositary fails to receive satisfactory documentation within the terms of Section 5.07 or determines it is not lawful or reasonably practicable to make the rights available to Owners, or (iii) any rights made available are not exercised and appear to be about to lapse, the Depositary shall determine whether it is lawful and reasonably practicable to sell such rights, in a riskless principal capacity or otherwise, at such place and upon such terms (including public or private sale) as it may deem proper.  The Company shall assist the Depositary to the extent necessary to determine such legality and practicability.  The Depositary shall, upon such sale, convert and distribute proceeds of such sale (net of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes and governmental charges) upon the terms set forth in Section 4.01.

(c)           Lapse of Rights.  If the Depositary is unable to make any rights available to Owners upon the terms described in Section 4.04(a) or to arrange for the sale of the rights upon the terms described in Section 4.04(b), the Depositary shall allow such rights to lapse.

The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or practicable to make such rights available to Owners in general or any Owners in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or exercise, or (iii) the content of any materials forwarded to the Owners on behalf of the Company in connection with the rights distribution.

Notwithstanding anything to the contrary in this Section 4.04, if registration (under the Securities Act and/or any other applicable law) of the rights or the securities to which any rights relate may be required in order for the Company to offer such rights or such securities to Owners and to sell the securities represented by such rights, the Depositary will not distribute such rights to the Owners (i) unless and until a registration statement under the Securities Act (and/or such other applicable law) covering such offering is in effect or (ii) unless the Company furnishes to the Depositary at the Company's own expense opinion(s) of counsel to the Company in the United States and counsel to the Company in any other applicable country in which rights would be distributed, in each case satisfactory to the Depositary, to the effect that the offering and sale of such securities to Owners are exempt from, or do not require registration under, the provisions of the Securities Act or any other applicable laws.  In the event that the Company, the Depositary or the Custodian shall be required to withhold and does withhold from any distribution of property (including rights) an amount on account of taxes or other governmental charges, the amount distributed to the Owners shall be reduced accordingly.  In the event that the Depositary determines that any distribution in property (including Rio Tinto Shares and rights to subscribe therefor) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Rio Tinto Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes and charges.

There can be no assurance that Owners generally, or any Owner in particular, will be given the opportunity to exercise rights on the same terms and conditions as the holders of Rio Tinto Shares or be able to exercise such rights.  Nothing herein shall obligate the Company to file any registration statement in respect of any rights or Rio Tinto Shares or other securities to be acquired upon the exercise of such rights.

Section 4.05       Conversion of Non-United States Currency.
Whenever the Depositary shall receive non-United States currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the non-United States currency so received can in the reasonable judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such non-United States currency into Dollars, and such Dollars shall be distributed to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions or otherwise and shall be net of any expenses of conversion into dollars incurred by the Depositary as provided in Section 5.09 of this Deposit Agreement.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary may file such application for approval or license, if any, as it may in good faith deem desirable or necessary. The costs related to any such filing shall be deducted from the amounts to be converted and/or distributed.

If at any time the Depositary shall determine that in its reasonable judgment any non-United States currency received by the Depositary is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the reasonable opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the non-United States currency (or an appropriate document evidencing the right to receive such non-United States currency) received by the Depositary to, or in its discretion may hold such non-United States currency for the respective accounts of, the Owners entitled to receive the same. If any such conversion of non-United States currency, in whole or in part, cannot be effected for distribution to some Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the non-United States currency received by the Depositary to, or hold such balance for the respective accounts of, the Owners entitled thereto.

Section 4.06       Fixing of Record Date.
Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Rio Tinto Shares or other Deposited Securities, the Depositary shall, after consultation with the Company if practicable in the case of a record date set in response to a Company record date, fix a record date (which, to the extent applicable, shall be as near as practicable to any corresponding record date set by the Company), for the determination of the Owners who shall be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, or for fixing the date on or after which each American Depositary Share will represent the changed number of Rio Tinto Shares. Subject to this Deposit Agreement, only such Owners at the close of business on such record date shall be entitled to receive any such distribution or proceeds, to give such voting instructions, to receive such notice or solicitation or to act or be responsible or obligated in respect of any such other matter.

Section 4.07       Voting of Deposited Securities.
Upon receipt of notice of any meeting of holders of Rio Tinto Shares or other Deposited Securities, unless otherwise requested in writing by the Company the Depositary shall, as soon as practicable thereafter, mail to the Owners a notice which shall contain (a) such information as is contained in such notice of meeting and in any related material supplied by the Company to the Depositary, (b) a statement that the Owners as of the close of business on a specified record date will be entitled, subject to any applicable provision of English law and of the Articles of Association of the Company, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Rio Tinto Shares or other Deposited Securities represented by their respective American Depositary Shares and (c) a statement as to the manner in which such instructions may be given, including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a person designated by the Company. Upon the written request of an Owner on such record date, actually received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor in so far as practicable to vote or cause to be voted the amount of Rio Tinto Shares or other Deposited Securities represented by such Receipt in accordance with the instructions set forth in such request. The Depositary shall not, and the Depositary shall ensure that the Custodian, and the nominee(s) of the Depositary or the Custodian shall not, vote or attempt to vote or exercise or attempt to exercise any other rights in respect of Deposited Securities, other than in accordance with the prior written instructions of the Owners of Receipts therefor, and shall not vote or attempt to exercise the right to vote or exercise or attempt to exercise any other right attaching to Rio Tinto Shares or other Deposited Securities if no instructions are received with respect to such securities. If practicable, upon the Company's request, the Depositary shall advise the Company of tabulations of any such instructions it has received. At least two (2) days prior to the date of such meeting, the Depositary shall advise the Company in writing of the tabulations of the instructions received from Owners of Receipts. Notwithstanding anything contained in the Deposit Agreement or any Receipt, the Depositary may, to the extent not prohibited by law or regulations, or by the requirements of the stock exchange on which the American Depositary Shares are listed, in lieu of distribution of the materials provided to the Depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of Deposited Securities, distribute to the Owners a notice that provides Owners with, or otherwise publicizes to Owners, instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).  Owners are strongly encouraged to forward their voting instructions as soon as possible.  Voting instructions will not be deemed received until such time as the American Depositary Receipt department responsible for proxies and voting has received such instructions notwithstanding that such instructions may have been physically received by JPMorgan Chase Bank, N.A., as Depositary, prior to such time.

Section 4.08       Changes Affecting Deposited Securities.
Subject to the other provisions of this Deposit Agreement, the Depositary may, in its discretion, and shall if reasonably requested by the Company, amend the Receipts or distribute additional or amended Receipts (with or without calling Receipts for exchange) or cash, securities or property on the record date set by the Depositary therefor to reflect any change in par value, split up, consolidation, cancellation or other reclassification of Deposited Securities, any Rio Tinto Share distribution or other distribution not distributed to Owners or any cash, securities or property available to the Depositary in respect of Deposited Securities from (and the Depositary is hereby authorized to surrender any Deposited Securities to any person and, irrespective of whether such Deposited Securities are surrendered or otherwise cancelled by operation of law, rule, regulation or otherwise, to sell by public or private sale any property received in connection with) any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all the assets of the Company, and to the extent the Depositary does not so amend the Receipts or make a distribution to Owners to reflect any of the foregoing, or the net proceeds thereof, whatever cash, securities or property results from any of the foregoing shall constitute Deposited Securities and each American Depositary Share evidenced shall automatically represent its pro rata interest in the Deposited Securities as then constituted.  Promptly upon the occurrence of any of the aforementioned changes affecting Deposited Securities, the Company shall notify the Depositary in writing of such occurrence and as soon as practicable after receipt of such notice from the Company, may instruct the Depositary to give notice thereof, at the Company's expense, to Owners in accordance with the provisions hereof. Upon receipt of such instruction, the Depositary shall give notice to the Owners in accordance with the terms thereof, as soon as reasonably practicable.

Section 4.09       Reports.
The Depositary shall make available for inspection by Owners at its Principal Office any reports and communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary shall also send to the Owners copies of such reports when furnished by the Company pursuant to Section 5.06.

Section 4.10       Lists of Receipt Owners.
Promptly upon request by the Company, the Depositary shall furnish to it a list, as of a recent date, of the names, addresses and holdings of American Depositary Shares by all persons in whose names Receipts are registered on the Receipt register.

Section 4.11       Withholding.
In the event that the Depositary determines that any distribution in property (including Rio Tinto Shares and rights to subscribe therefor) is subject to any tax which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Rio Tinto Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes to the Owners entitled thereto in proportion to the number of American Depositary Shares held by them respectively.

Section 4.12       Available Information.
The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and agrees to file all required reports with the Commission. Such reports and communications may be inspected and copied through the Commission’s EDGAR system or at the public reference facilities maintained by the Commission located at 100 F Street, N.E., Washington, D.C. 20549.

ARTICLE V.

THE DEPOSITARY, THE CUSTODIANS AND THE COMPANY.

Section 5.01       Maintenance of Office and Receipt Register by the Depositary.
Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain facilities for the execution and delivery, registration, registration of transfer and surrender of Receipts in accordance with the provisions of this Deposit Agreement.

The Depositary shall keep at its Principal Office a Receipt register for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners and the Company, provided that such inspection shall not be for the purpose of communicating with Owners in the interest of a business or object other than the business of the Company or a matter related to this Deposit Agreement or the Receipts. The Depositary may close the Receipt register, at any time or from time to time, when deemed expedient in good faith by it in connection with the performance of its duties hereunder with notice of such closure outside of the ordinary course of business to be provided to the Company as soon as practicable. Notwithstanding the closing of the Receipt register, the Company shall continue to have the right to inspect such Receipt register to the extent provided in the preceding paragraph.

Section 5.02       Prevention or Delay in Performance by the Depositary or the Company.
Neither the Depositary, its agents nor the Company shall incur any liability to any person, including any Owner or beneficial owner of an interest in American Depositary Shares, if, by reason of any present or future law, rule, regulation, fiat, order or decree of the United  States, the United Kingdom or any other country, or of any governmental or regulatory authority or any securities exchange or market or automated quotation system, or by reason of any provision, present or future, of the Memorandum and Articles of Association of the Company, or of or governing the Deposited Securities, or by reason of any act of God, war, terrorism, nationalization or other circumstance beyond its control the Depositary, its agents or the Company shall be prevented, delayed or forbidden from doing or performing, or subjected to any civil or criminal penalty in connection with, any act or thing which by the terms of this Deposit Agreement, the Memorandum and Articles of Association of the Company or the Deposited Securities it is provided shall be done or performed (including, without limitation, voting); nor shall the Depositary, its agents or the Company incur any liability to any Owner of a Receipt by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of this Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement (including, without limitation, any failure to determine that any distribution or action may be lawful or reasonably practicable) nor, in any case, shall the Depositary, its agents or the Company incur any liability to any Owner or beneficial owner of an interest in American Depositary Shares or other person by reason of any nonperformance or delay.

Section 5.03       Obligations of the Depositary, the Custodian and the Company.
The Depositary, the Company, their agents and each of them shall: (a) assume no liability except to perform its obligations to the extent they are specifically set forth in the Deposit Agreement without gross negligence or willful misconduct; (b) in the case of the Depositary and its agents, be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or Receipt; (c) in the case of the Company and its agents hereunder be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or Receipt, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be required; and (d) not be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Rio Tinto Shares for deposit, any Owner, or any other person believed by it to be competent to give such advice or information, and (e) any one or more of (a) through (d).  The Depositary shall not be liable for the acts or omissions made by, or the insolvency of, any securities depository, clearing agency or settlement system.  The Depositary shall not be responsible for, and shall incur no liability in connection with or arising from, the insolvency of any Custodian that is not a branch or affiliate of JPMorgan Chase Bank, N.A.  The Depositary shall not have any liability for the price received in connection with any sale of securities, the timing thereof or any delay in action or omission to act nor shall it be responsible for any error or delay in action, omission to act, default or negligence on the part of the party so retained in connection with any such sale or proposed sale.  The Depositary shall not incur any liability for the content of any information submitted to it by or on behalf of the Company for distribution to the Owners or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Securities, for the validity or worth of the Deposited Securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the Deposit Agreement or for the failure or timeliness of any notice from the Company.  The Depositary, its agents and the Company may rely and shall be protected in acting upon any written notice, request, direction, instruction or document believed by them to be genuine and to have been signed, presented or given by the proper party or parties.  The Depositary shall be under no obligation to inform Owners or any other holders of an interest in any American Depositary Shares about the requirements of English law, rules or regulations or any changes therein or thereto. The Depositary and its agents will not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, for the manner in which any such vote is cast or for the effect of any such vote.  The Depositary may rely upon instructions from the Company or its counsel in respect of any approval or license required for any currency conversion, transfer or distribution. Subject to the Company's Memorandum and Articles of Association and applicable law, the Depositary and its agents may own and deal in any class of securities of the Company and its affiliates and in Receipts. The Depositary reserves the right to utilize a division, branch or affiliate of JPMorgan Chase Bank, N.A. to direct, manage and/or execute any public and/or private sale of securities hereunder.  Such division, branch and/or affiliate may charge the Depositary a fee in connection with such sales, which fee is considered an expense of the Depositary contemplated under Section 5.09 hereof. All purchases and sales of securities will be handled by the Depositary in accordance with its then current policies, which are currently set forth in the "Depositary Receipt Sale and Purchase of Security" section of https://www.adr.com/Investors/FindOutAboutDRs, the location and contents of which the Depositary shall be solely responsible for.   Notwithstanding anything to the contrary set forth herein or in any Receipt, the Depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the Deposit Agreement, any Owner or Owners, any American Depositary Shares, Receipt or Receipts or otherwise related hereto or thereto to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators.   None of the Depositary, the Custodian or the Company shall be liable for the failure by any Owner or beneficial owner to obtain the benefits of credits on the basis of non-U.S. tax paid against such Owner=s or beneficial owner=s income tax liability. The Depositary and the Company shall not incur any liability for any tax consequences that may be incurred by Owners and beneficial owners on account of their ownership of the Receipts or American Depositary Shares.  Neither the Depositary nor any of its agents shall be liable to Owners or beneficial owners of interests in American Depositary Shares for any indirect, special, punitive or consequential damages (including, without limitation, legal fees and expenses) or lost profits, in each case of any form incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought. No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement.

The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that the Depositary acted without gross negligence or willful misconduct with respect to the same matter during the period in which it previously acted as Depositary.

Section 5.04	Resignation and Removal of the Depositary; Appointment of Successor Depositary.

The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Company, and subject to Section 6.02 such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed as Depositary under this Deposit Agreement by the Company by written notice, given to the Depositary and subject to Section 6.02, such removal effective upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

In case at any time the Depositary acting hereunder shall resign or be removed, the Company, unless the Company shall desire the termination of this Deposit Agreement as provided in Section 6.02, shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Owners of all outstanding Receipts. Any such successor depositary shall promptly mail notice of its appointment to the Owners.

Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

Section 5.05       The Custodians.
The Depositary has appointed the London, England office of the Depositary as custodian for the purposes of this Deposit Agreement. The Depositary shall cause the Custodian or its successors in acting hereunder to be subject at all times and in all respects to the directions of the Depositary and to be responsible solely to it. Notwithstanding anything to the contrary contained in this Deposit Agreement (including the Receipts) and subject to the penultimate sentence of the first paragraph of Section 5.03 of the Deposit Agreement, the Depositary shall not be responsible for, and shall incur no liability in connection with or arising from, any act or omission to act on the part of the Custodian except to the extent that the Custodian has (i) committed fraud or willful misconduct in the provision of custodial services to the Depositary or (ii) failed to use reasonable care in the provision of custodial services to the Depositary as determined in accordance with the standards prevailing in the jurisdiction in which the Custodian is located. Any Custodian may resign and be discharged from its duties hereunder by notice of such resignation delivered to the Depositary at least 30 days prior to the date on which such resignation is to become effective. If upon such resignation there shall be no Custodian acting hereunder, the Depositary shall, promptly after receiving such notice and after consultation with the Company if practicable, appoint a substitute custodian or custodians in England, each of which shall thereafter be a Custodian hereunder. Whenever the Depositary in its discretion determines that it is in the best interest of the Owners to do so, it may appoint, after consultation with the Company if practicable, a substitute or additional custodian or custodians in England, which shall thereafter be one of the Custodians hereunder. Upon demand of the Depositary any Custodian shall deliver such of the Deposited Securities held by it as are requested of it to any other Custodian or such substitute or additional custodian or custodians. Each such substitute or additional custodian shall deliver to the Depositary, forthwith upon its appointment, an acceptance of such appointment satisfactory in form and substance to the Depositary.

Section 5.06       Notices and Reports.
On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of Rio Tinto Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action in respect of any cash or other distributions or the offering of any rights, the Company agrees to transmit to the Depositary and any Custodian in whose name the Deposited Securities are registered a copy of the notice thereof in the form given or to be given, to holders of Rio Tinto Shares or other Deposited Securities. The Depositary and its agents may rely upon the Company's delivery of all such communications, information and provisions for all purposes of this Deposit Agreement and the Depositary shall have no liability for the accuracy or completeness of any thereof.

The Company will arrange for the prompt transmittal by the Company to the Depositary of such notices and any other reports and communications which are made generally available by the Company to holders of Rio Tinto Shares. If requested in writing by the Company, the Depositary will arrange for the mailing, at the Company's expense, of copies of such notices, reports and communications to all Owners and of any other notices, reports and communications which the Company requests. The Company will timely provide the Depositary with the quantity of such notices, reports, and communications as requested by the Depositary from time to time, in order for the Depositary to effect such mailings.

Section 5.07       Issuance of Additional Rio Tinto Shares, etc.
The Company agrees that prior to any issuance of (1) additional Rio Tinto Shares, (2) rights to subscribe for Rio Tinto Shares, (3) securities convertible into or exchangeable for Rio Tinto Shares, or (4) rights to subscribe for such securities, the Company will promptly furnish to the Depositary (a) a written opinion from counsel for the Company in the United States, which counsel shall be reasonably satisfactory to the Depositary, stating whether or not the circumstances of such issue are such as to make it necessary for a registration statement under the Securities Act of 1933 to be in effect prior to the offer of such to Owners or the delivery of the American Depositary Shares to be issued in connection with such securities or the issuance of such rights and dealing with such other matters as the Depositary may reasonably request and (b) such other legal opinions, in  forms and from counsels reasonably acceptable to the Depositary, dealing with such issues reasonably requested by the Depositary.  If in the opinion of such U.S. counsel a registration statement is required, such counsel shall furnish to the Depositary a written opinion as to whether or not there is a registration statement in effect which will cover such offer and issuance of securities or rights.  Notwithstanding the preceding two sentences, no such written opinion from U.S. counsel regarding the registration of such securities under the Securities Act of 1933 need be furnished to the Depositary in the event that the Company notifies the Depositary that a registration statement is in effect as to such Rio Tinto Shares under the Securities Act of 1933 and provides proof of such continued effectiveness or, in the case of any Rio Tinto Share option scheme of the Company, the Company notifies the Depositary that a written opinion of such counsel previously has been furnished to such Depositary (as opposed to a predecessor thereof) to the effect that registration of Rio Tinto Shares, or options in respect of Rio Tinto Shares, to be issued under such scheme is in effect under the Securities Act of 1933 or is not required thereunder.

The Company agrees with the Depositary that neither the Company nor any company controlling, controlled by or under common control with, the Company will at any time deposit any Rio Tinto Shares, either upon original issuance or upon a sale of Rio Tinto Shares previously issued and reacquired by the Company or by any such company, unless a registration statement is in effect as to such Rio Tinto Shares under the Securities Act of 1933, or unless the Company shall have delivered to the Depositary a written opinion from United States counsel for the Company, which counsel shall be reasonably satisfactory to the Depositary, to the effect that registration under the Securities Act of 1933 is not required therewith.  At the reasonable request of the Depositary where it deems necessary, the Company will furnish the Depositary with legal opinions, in forms and from counsels reasonably acceptable to the Depositary, dealing with such issues requested by the Depositary.

Section 5.08       Indemnification.
The Company agrees to indemnify the Depositary, its agents hereunder and any Custodian against, and hold each of them harmless from, any liability or expense (including, but not limited to, the fees and expenses of counsel) which may arise out of acts performed or omitted, in accordance with the provisions of this Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or a Custodian, except for any liability or expense arising out of their negligence or willful misconduct or (ii) by the Company or any of its agents.

The indemnities set forth in the preceding paragraph shall also apply to any liability or expense which may arise out of any misstatement or alleged misstatement or omission or alleged omission in any registration statement, proxy statement, prospectus (or placement memorandum), or preliminary prospectus (or preliminary placement memorandum) relating to the offer or sale of American Depositary Shares, except to the extent any such liability or expense arises out of (i) information relating to the Depositary or its agents (other than the Company), as applicable, furnished in writing by the Depositary and not changed or altered by the Company expressly for use in any of the foregoing documents or (ii) if such information is provided, the failure to state a material fact necessary to make the information provided not misleading.

Except as provided in the next succeeding paragraph, the Depositary shall indemnify, defend and save harmless the Company against any loss, liability or expense incurred by the Company in respect of this Deposit Agreement to the extent such loss, liability or expense is due to the negligence or bad faith of the Depositary.
Notwithstanding any other provision of this Deposit Agreement or the Receipts to the contrary, neither the Depositary nor any of its agents, shall be liable for any indirect, special, punitive or consequential damages (including, without limitation, legal fees and expenses) or lost profits, in each case of any form incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought.

Section 5.09       Charges of Depositary.
The Depositary may charge, and collect from, (i) each person to whom American Depositary Shares are issued, including, without limitation, issuances against deposits of Rio Tinto Shares, issuances contemplated by Article IV of the Deposit Agreement, issuances pursuant to a stock dividend or stock split declared by the Company, or issuances pursuant to a merger, exchange of securities or any other transaction or event affecting the American Depositary Shares or the Deposited Securities, and (ii) each person surrendering American Depositary Shares for withdrawal of Deposited Securities or whose American Depositary Shares are cancelled or reduced for any other reason, U.S.$5.00 for each 100 American Depositary Shares (or portion thereof) issued, delivered, reduced, cancelled or surrendered (as the case may be). The Depositary may sell (by public or private sale) sufficient securities and property received by it prior to such deposit to pay such charge. The following additional charges shall be incurred by the Owners, by any party depositing or withdrawing Rio Tinto Shares or by any party surrendering American Depositary Shares and/or to whom American Depositary Shares are issued (including, without limitation, issuances pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the American Depositary Shares or the Deposited Securities or a distribution of American Depositary Shares pursuant to Article IV of the Deposit Agreement), whichever is applicable (i) a fee of U.S.$0.02 or less per American Depositary Share for any cash distribution made pursuant to the Deposit Agreement, (ii) a fee of U.S.$1.50 per Receipt or Receipts for transfers made under the Deposit Agreement, (iii) a fee for the distribution or sale of securities, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes hereof treating all such securities as if they were Rio Tinto Shares) but which securities or the net cash proceeds from the sale thereof are instead distributed by the Depositary to Owners entitled thereto, (iv) an aggregate fee of U.S.$0.02 or less per American Depositary Share per calendar year (or portion thereof) for services performed by the Depositary in administering the Receipt program (which fee may be charged on a periodic basis during each calendar year and shall be assessed against Owners as of the record date or record dates set by the Depositary during each calendar year and shall be payable at the sole discretion of the Depositary by billing such Owners or by deducting such charge from one or more cash dividends or other cash distributions), and (v) a fee for the reimbursement of such fees, charges and expenses as are incurred by the Depositary and/or any of its agents (including, without limitation, the Custodian and expenses incurred on behalf of Owners in connection with compliance with foreign exchange control regulations or any law or regulation relating to foreign investment) in connection with the servicing of the Rio Tinto Shares or other Deposited Securities, the sale of securities (including, without limitation, Deposited Securities), the delivery of Deposited Securities or otherwise in connection with the Depositary's or its Custodian's compliance with applicable law, rule or regulation (which fees and charges shall be assessed on a proportionate basis against Owners as of the record date or dates set by the Depositary and shall be payable at the sole discretion of the Depositary by billing such Owners or by deducting such charge from one or more cash dividends or other cash distributions). The Company will pay all other charges and expenses of the Depositary and any agent of the Depositary (except the Custodian) pursuant to agreements from time to time between the Company and the Depositary, except (i) stock transfer or other taxes and other governmental charges (which are payable by Owners or persons depositing Rio Tinto Shares), (ii) cable, telex and facsimile transmission and delivery charges incurred at the request of persons depositing, or Owners delivering Rio Tinto Shares, American Depositary Receipts or Deposited Securities (which are payable by such persons or Owners), (iii) transfer or registration fees for the registration or transfer of Deposited Securities on any applicable register in connection with the deposit or withdrawal of Deposited Securities (which are payable by persons depositing Rio Tinto Shares or Owners withdrawing Deposited Securities; there are no such fees in respect of the Rio Tinto Shares as of the date of the Deposit Agreement), and (iv) in connection with the conversion of foreign currency into U.S. dollars, JPMorgan Chase Bank, N.A. ("JPMorgan") shall deduct out of such foreign currency the fees, expenses and other charges charged by it and/or its agent (which may be a division, branch or affiliate) so appointed  in connection with such conversion. JPMorgan and/or its agent may act as principal for such conversion of foreign currency. Such charges may at any time and from time to time be changed by agreement between the Company and the Depositary. For further details see https://www.American Depositary Receipt.com.

The Depositary anticipates reimbursing the Company for certain expenses incurred by the Company that are related to the establishment and maintenance of the American Depositary Receipt program upon such terms and conditions as the Company and the Depositary may agree from time to time.  The Depositary may make available to the Company a set amount or a portion of the Depositary fees charged in respect of the American Depositary Receipt program or otherwise upon such terms and conditions as the Company and the Depositary may agree from time to time.

The right of the Depositary to receive payment of fees, charges and expenses as provided above shall survive the termination of the Deposit Agreement. As to any Depositary, upon the resignation or removal of such Depositary, such right shall extend for those fees, charges and expenses incurred prior to the effectiveness of such resignation or removal.

Section 5.10       Retention of Depositary Documents.
The Depositary is authorized to destroy those documents, records, bills and other data compiled during the term of this Deposit Agreement at the times permitted by the governing statutes unless the Company requests that such papers be retained for a longer period and payment arrangements are made between the Company and the Depositary or such items then able to be destroyed are turned over to the Company or to a successor depositary.

Section 5.11       Exclusivity.
The Company agrees not to appoint any other depositary for issuance of American Depositary Receipts so long as JPMorgan Chase Bank, N.A. is acting as Depositary hereunder.

ARTICLE VI.

AMENDMENT AND TERMINATION.

Section 6.01       Amendment.
The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than the fees of the Depositary for the execution and delivery of Receipts and taxes and other governmental charges), or which shall otherwise prejudice any substantial existing right of Owners, shall, however, not become effective as to outstanding Receipts until the expiration of 30 days after notice of such amendment shall have been given to the Owners of outstanding Receipts. Every Owner at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. Any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the American Depositary Receipts to be registered on Form F-6 under the Securities Act of 1933 or (b) the American Depositary Receipts or Rio Tinto Shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Owners, shall be deemed not to prejudice any substantial rights of Owners.   Notwithstanding the foregoing, if any governmental body or regulatory body should adopt new laws, rules or regulations which would require amendment or supplement of the Deposit Agreement or the form of Receipt to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and the Receipt at any time in accordance with such changed laws, rules or regulations.  Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Owners or within any other period of time as required for compliance.  In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

Section 6.02       Termination.
The Depositary shall at any time at the direction of the Company terminate this Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate this Deposit Agreement if at any time 60 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary. At any time after the expiration of six months from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, without liability for interest, for the pro rata benefit of the Owners which have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges). Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for any obligations to the Depositary under Sections 5.08 and 5.09 hereof.

ARTICLE VII.

MISCELLANEOUS.

Section 7.01       Counterparts.
This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument. Copies of this Deposit Agreement shall be filed with the Depositary and the Custodians and shall be open to inspection by any holder or Owner of a Receipt during business hours.

Section 7.02       No Third Party Beneficiaries.
This Deposit Agreement is for the exclusive benefit of the parties hereto and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

Section 7.03       Severability.
In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

Section 7.04       Owners and Holders as Parties; Binding Effect.
The holders and Owners of Receipts from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance thereof.

Section 7.05       Notices.
Any notices under this Deposit Agreement shall be in writing and signed by or on behalf of the party giving it. Any and all notices to be given to the Company shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to The Secretary, Rio Tinto plc, 2 Eastbourne Terrace, London, W2 6LG, England, or any other place to which the Company may have transferred its principal office.

Any and all notices to be given to the Depositary shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter addressed to ADR Department, JPMorgan Chase Bank, N.A., 4 New York Plaza, Floor 12, New York, NY, 10004, or any other place to which the Depositary may have transferred its Principal Office.

Any and all notices to be given to any Owner shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to such Owner at the address of such Owner as it appears on the transfer books for Receipts of the Depositary, or, if such Owner shall have filed with the Depositary a written request that notices intended for such Owner be mailed to some other address, at the address designated in such request.

Delivery of a notice sent by mail or cable, telex or facsimile transmission shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post-office letter box. The Depositary or the Company may, however, act upon any cable, telex or facsimile transmission received by it from the other or from any Owner of a Receipt, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed by letter as aforesaid.

Section 7.06       Governing Law Jurisdiction.
This Deposit Agreement and the Receipts shall be interpreted and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the laws of the State of New York.

The Company irrevocably agrees that any legal suit, action or proceeding against the Company brought by the Depositary or any Owner, arising out of or based upon this Deposit Agreement or the transactions contemplated hereby, may be instituted in any state or federal court in New York, New York, and irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company also irrevocably agrees that any legal suit, action or proceeding against the Depositary brought by the Company, arising out of or based upon this Deposit Agreement or the transactions contemplated hereby, may only be instituted in a state or federal court in New York, New York.  The Company has appointed Shannon Crompton, secretary of the Company's US holding companies, at Rio Tinto Services Inc., 80 State Street, Albany, New York 12207-2543, as its authorized agent (the "Authorized Agent") upon which process may be served in any such action arising out of or based on this Deposit Agreement or the transactions contemplated hereby which may be instituted in any state or federal court in New York, New York by the Depositary or any Owner, and waives any other requirements of or objections to personal jurisdiction with respect thereto.  The Company represents and warrants that the Authorized Agent has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. The Company further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding against the Company, by service by mail of a copy thereof upon the Authorized Agent (whether or not the appointment of such Authorized Agent shall for any reason prove to be ineffective or such Authorized Agent shall fail to accept or acknowledge such service), with a copy mailed to the Company by registered or certified air mail, postage prepaid, to its address provided hereunder. The Company agrees that the failure of the Authorized Agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. If, for any reason, the Authorized Agent named above or its successor shall no longer serve as agent of the Company to receive service of process in New York, the Company shall promptly appoint a successor acceptable to the Depositary, so as to serve and will promptly advise the Depositary thereof.  In the event the Company fails to continue such designation and appointment in full force and effect, the Company hereby waives personal service of process upon it and consents that any such service of process may be made by certified or registered mail, return receipt requested, directed to the Company at its address last specified for notices hereunder, and service so made shall be deemed completed five (5) days after the same shall have been so mailed.   Notwithstanding the foregoing, any action based on this Deposit Agreement may be instituted by the Depositary or any Owner in any competent court in the United Kingdom.

By holding an American Depositary Share or an interest therein, Owners and owners of American Depositary Shares each irrevocably agree that any legal suit, action or proceeding against or involving the Company or the Depositary, arising out of or based upon this Deposit Agreement or the transactions contemplated hereby, may only be instituted in a state or federal court in New York, New York, and by holding an American Depositary Share or an interest therein each irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

To the extent that the Company or any of its properties, assets or revenues may have or may hereafter be entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any respect thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or other matter under or arising out of or in connection with the Rio Tinto Shares or Deposited Securities, the American Depositary Shares, the Receipts or this Deposit Agreement, the Company, to the fullest extent permitted by law, hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

EACH PARTY TO THIS DEPOSIT AGREEMENT (INCLUDING, FOR AVOIDANCE OF DOUBT, EACH OWNER AND BENEFICIAL OWNER AND/OR HOLDER OF INTERESTS IN AMERICAN DEPOSITARY SHARES OR RECEIPTS) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING AGAINST THE DEPOSITARY AND/OR THE COMPANY DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE SHARES OR OTHER DEPOSITED SECURITIES, THE AMERICAN DEPOSITARY SHARES OR THE RECEIPTS, THE DEPOSIT AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREIN OR THEREIN, OR THE BREACH HEREOF OR THEREOF (WHETHER BASED ON CONTRACT, TORT, COMMON LAW OR ANY OTHER THEORY).

Section 7.07       Compliance with U.S. Securities Laws.
Notwithstanding any provision of this Deposit Agreement, the Company and the Depositary each agrees that it will not exercise any rights it has under this Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the U.S. securities laws, including, but not limited to, Section I.A.(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

Section 7.08       Amendment and Restatement of Old Deposit Agreement.
The Deposit Agreement amends and restates the Old Deposit Agreement in its entirety to consist exclusively of the Deposit Agreement, and each Old Receipt is hereby deemed amended and restated to substantially conform to the form of Receipt set forth in Exhibit A annexed hereto, except that, to the extent any portion of either such amendment and restatement would prejudice any substantial existing right of registered owners of Old Receipts, such portion shall not become effective as to such registered owners until one month after such owners shall have received notice thereof, such notice to be conclusively deemed given upon the mailing to such registered owners of notice of such amendment and restatement which notice contains a provision whereby such owners can receive a copy of the form of Receipt.

IN WITNESS WHEREOF, RIO TINTO PLC and JPMORGAN CHASE BANK, N.A. have duly executed this Deposit Agreement as of the day and year first above set forth and all holders of Receipts shall become parties hereto upon acceptance by them of Receipts issued in accordance with the terms hereof.

RIO TINTO PLC

By:	/s/ Eleanor Evans
Name:	Eleanor Evans
Title:	Company Secretary

JPMORGAN CHASE BANK, N.A.

By:	/s/ Gregory A. Levendis
Name:	Gregory A. Levendis
Title:	Executive Director

NOT CONFORMED TO FRONT

Exhibit A to Deposit Agreement

No.	AMERICAN DEPOSITARY SHARES (Each American Depositary Share represents one Rio Tinto Share)

JPMORGAN CHASE BANK, N.A.
AMERICAN DEPOSITARY RECEIPT
FOR ORDINARY SHARES OF
RIO TINTO PLC
(INCORPORATED UNDER THE LAWS OF ENGLAND)

JPMORGAN CHASE BANK, N.A., a national banking association organized under the laws of the United States of America, as depositary (hereinafter called the "Depositary"), hereby certifies that ___________________, or registered assigns IS THE OWNER OF _____________ American Depositary Shares representing deposited Ordinary Shares (herein called "Rio Tinto Shares") of Rio Tinto plc, incorporated under the laws of England (herein called the "Company"). At the date hereof, each American Depositary Share represents one Rio Tinto Share deposited under the deposit agreement with the Custodian appointed thereunder (herein called the "Custodian").

THE DEPOSITARY'S PRINCIPAL OFFICE IS:
4 NEW YORK PLAZA, NEW YORK, N.Y. 10004

1.           THE DEPOSIT AGREEMENT.
This American Depositary Receipt is one of an issue (herein called "Receipts"), all issued and to be issued upon the terms and conditions set forth in the Fourth Further Amended and Restated Deposit Agreement, dated as of February 19, 2016 (as hereinafter amended from time to time, herein called the "Deposit Agreement") by and among the Company, the Depositary, and all Owners and holders from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and become bound by all the terms and conditions thereof. The Deposit Agreement sets forth the rights of Owners and holders of the Receipts and the rights and duties of the Depositary in respect of the Rio Tinto Shares deposited thereunder and any and all other Securities, property and cash from time to time received in respect of such Rio Tinto Shares and held thereunder (such Rio Tinto Shares, securities, property, and cash are herein called "Deposited Securities"). Copies of the Deposit Agreement are on file at the Depositary's Principal Office in New York City and at the office of the Custodian.

The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made.

2.           SURRENDER OF RECEIPTS AND WITHDRAWAL OF RIO TINTO SHARES.
Upon surrender at the Principal Office of the Depositary of a Receipt in certificated form or proper instructions and documentation, in the case of a Direct Registration Receipt, and upon payment of the fee of the Depositary provided in this Receipt, and subject to the terms and conditions of the Deposit Agreement, the Owner hereof is entitled to delivery, to him or upon his order, of the Deposited Securities at the time represented by the American Depositary Shares for which this Receipt is issued. Delivery of such Deposited Securities may be made by the delivery of certificates in the name of the Owner hereof or as ordered by him or by the delivery of certificates endorsed or accompanied by proper instruments of transfer. Such delivery will be made at the option of the Owner hereof, either at the office of the Custodian or at the Principal Office of the Depositary, provided that the forwarding of certificates for Rio Tinto Shares or other Deposited Securities for such delivery at the Principal Office of the Depositary shall be at the risk and expense of the Owner hereof.

3.           TRANSFER, SPLIT-UPS, AND COMBINATIONS OF RECEIPTS.
The transfer of this Receipt is registrable on the books of the Depositary at its Principal Office by the Owner hereof in person or by duly authorized attorney, upon surrender of this Receipt properly endorsed for transfer or accompanied by proper instruments of transfer and funds sufficient to pay any applicable transfer taxes and the fees and expenses of the Depositary and upon compliance with such regulations, if any, as the Depositary may establish for such purpose. This Receipt may be split into other such Receipts, or may be combined with other such Receipts into one Receipt, representing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary or the Custodian may require payment from the presentor of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Rio Tinto Shares being deposited or withdrawn) and payment of any applicable fees may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such regulations, if any, as the Depositary may establish consistent with the provisions of the Deposit Agreement.

The delivery of Receipts against deposits of Rio Tinto Shares generally or against deposits of particular Rio Tinto Shares may be suspended, or the transfer of Receipts in particular instances may be refused, or the transfer or surrender of outstanding Receipts generally may be suspended, during any period when the Receipt register is closed, or if any such action is deemed necessary or advisable by the Depositary or in the case of the American Depositary Share issuance books only, by the Company, at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement. Without limitation of the foregoing, the Depositary will not knowingly accept for deposit under the Deposit Agreement any Rio Tinto Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Rio Tinto Shares.

4.           LIABILITY OF OWNER FOR TAXES.
If any tax or other governmental charges (including any penalties and/or interest)  shall become payable with respect to any Receipt or any Deposited Securities represented by any Receipt, such tax or other governmental charge shall be payable by the Owner of such Receipt to the Depositary and by holding or having held a Receipt (or an American Depositary Share) the Owner and all prior Owners thereof, jointly and severally, agree to indemnify, defend and save harmless each of the Depositary and its agents in respect thereof. The Depositary may refuse to effect any transfer of this Receipt or any withdrawal of Deposited Securities represented hereby until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner hereof any part or all of the Deposited Securities represented by this Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge, the Owner hereof remaining liable for any deficiency. By holding a Receipt (or a beneficial interest therein),  each Owner and holder of an interest in American Depositary Shares agrees to indemnify the Depositary, the Company, the Custodian and any of their respective directors, officers, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained.

5.           WARRANTIES OF DEPOSITORS.
Every person depositing Rio Tinto Shares under the Deposit Agreement represents and warrants that (a) such Rio Tinto Shares and the certificates therefor are duly authorized, validly issued and outstanding, fully paid, nonassessable and legally obtained by such person (b) all pre-emptive and comparable rights, if any, with respect to such Rio Tinto Shares have been validly waived or exercised, (c) the person making such deposit is duly authorized so to do, (d) the Rio Tinto Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim and (e) such Rio Tinto Shares (A) are not "restricted securities" as such term is defined in Rule 144 under the Securities Act of 1933 ("Restricted Securities") unless at the time of deposit the requirements of paragraphs (c), (e), (f) and (h) of Rule 144 shall not apply and such Shares may be freely transferred and may otherwise be offered and sold freely in the United States or (B) have been registered under the Securities Act of 1933. To the extent the person depositing Rio Tinto Shares is an "affiliate" of the Company as such term is defined in Rule 144, the person also represents and warrants that upon the sale of the American Depositary Shares, all of the provisions of Rule 144 which enable the Rio Tinto Shares to be freely sold (in the form of American Depositary Shares) will be fully complied with and, as a result thereof, all of the American Depositary Shares issued in respect of such Rio Tinto Shares will not be on the sale thereof, Restricted Securities.  Such representations and warranties shall survive the deposit and withdrawal of Shares and the issuance and cancellation of American Depositary Shares in respect thereof and the transfer of such American Depositary Shares.  The Depositary may refuse to accept for such deposit any Shares identified by the Company in order to facilitate compliance with the requirements of the Securities Act of 1933 or the Rules made thereunder.

6.           FILING PROOFS, CERTIFICATES, AND OTHER INFORMATION.
Any person presenting Rio Tinto Shares for deposit or any Owner of a Receipt may be required from time to time to file such proof of citizenship or residence, exchange control approval, or such information relating to the registration on the books of the Company (or the appointed agent of the Company for transfer and registration of Rio Tinto Shares, which may, but need not be the English Registrar) of the Rio Tinto Shares presented for deposit or other information, to execute such certificates and to make such representations and warranties, (i) as the Depositary may, in good faith, deem necessary or proper to comply with applicable laws or regulations or to enable the Depositary to perform its obligations under the Deposit Agreement or (ii) other than in the case of the delivery of any Deposited Securities, as the Company may reasonably require by written notice to the Depositary. The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution or sale of any dividend or other distribution or rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed. The Depositary or the Custodian, as the case may be, shall, at the request and expense of the Company, provide the Company with copies of information it receives pursuant to this Article 6.

7.           DISCLOSURE OF BENEFICIAL OWNERSHIP.
(A)           Each person who is the holder or the Owner of a Receipt, by holding the same or, as appropriate, by seeking or accepting registration in respect of a Receipt on the Receipt register agrees to notify the Depositary at its Principal Office within 2 days of his acquiring, directly or indirectly (by virtue of the ownership of Receipts or otherwise) an interest in 1% or more of Rio Tinto Shares of such acquisition and the notification (the "Notification") shall include particulars of:

(a)           the name, address and citizenship of every person with an interest in the Rio Tinto Shares to which the Notification relates; and

(b)           the number of Rio Tinto Shares in which each such person is interested so far as known to the person making the Notification at the date when the Notification is made.

If a change occurs in the particulars notified to the Depositary referred to above, the person making the Notification shall, within 2 days of his becoming aware of the change, notify the Depositary at its Principal Office of such change.

The Depositary shall notify the Company of such Notification in writing forthwith by facsimile transmission and shall provide the Company with a copy of such Notification which the Depositary receives. The Depositary shall, at the Company's request, also notify the Company forthwith of any person's interest in 1% or more of Rio Tinto Shares so far as the same is ascertainable from the books and records of the Depositary maintained for the purposes of the Deposit Agreement and such notification shall contain the particulars specified in paragraphs (a) and (b) above insofar as they are known to the Depositary. The Depositary, by receiving and forwarding such Notification, shall not take on any responsibility for reporting such Notification or restricting the deposit or sale of Rio Tinto Shares or Receipts or any other duty not imposed on the Depositary concerning such information by United States rules and regulations. In addition, the Depositary by agreeing to this provision does not agree to take any further steps on the Company's behalf regarding beneficial ownership other than as specifically set forth in this Article 7.

For the purposes of this Article 7,

(i)           two or more persons acting as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or depositing securities of the Company shall be deemed a "person";

(ii)           the percentage of Rio Tinto Shares in respect of which the obligation to make a Notification exists shall be such percentage of the issued Rio Tinto Shares outstanding from time to time. As of the date of the amended and restated Deposit Agreement, 1% of such outstanding issued Rio Tinto Shares equals 10,680,833 Rio Tinto Shares. The Company shall notify the Depositary not later than January 31 and July 31 in each year of the number of Rio Tinto Shares that, as at the end of the immediately preceding calendar month, equaled 1% of the issued Rio Tinto Shares outstanding at that date. The Depositary shall have no duty under this subsection (ii) of Article 7 unless the Company requests, in writing and pursuant to Section 5.06 of the Deposit Agreement, that the Depositary forward such information to Owners; and

(iii)           sections 203 to 209 of the Companies Act 1985 of Great Britain (or any statutory modification or re-enactment thereof) shall apply in determining whether any person has an interest or is interested in Rio Tinto Shares.

(B)           The Depositary shall, at the Company's request and expense, send to any Owner specified by the Company a notice requiring such Owner to notify the Depositary as to whether any of such Owner's American Depositary Shares represented by any of the Receipts held by or registered in the name of such Owner are being held, directly or indirectly, for some person other than such Owner and if so, the name, address and citizenship of such other person or persons. Each Owner by holding a Receipt or, as appropriate, seeking or accepting registration on the books of the Depositary maintained for the purpose, agrees to provide to the Depositary at its Principal Office the information requested in the Depositary's notice within 7 days after the date of the notice and the Depositary shall forthwith furnish the Company with the information provided. Should any owner fail to provide the information sought within such period of 7 days, the Depositary shall notify the Company accordingly and, upon receipt of written instructions from the Company to that effect, the Depositary shall:

(a)           discontinue the registration of transfers of all Receipts registered in the name of such Owner;

(b)           suspend the distribution of dividends to such Owner; and

(c)           not give any further notices to such Owner.

Notwithstanding the foregoing, the Company may not so instruct the Depositary with respect to American Depositary Shares registered in the name of Cede & Co., as nominee for DTC.

8.           CHARGES OF DEPOSITARY.
The Depositary may charge, and collect from, (i) each person to whom American Depositary Shares are issued, including, without limitation, issuances against deposits of Rio Tinto Shares, issuances contemplated by Article IV of the Deposit Agreement, issuances pursuant to a stock dividend or stock split declared by the Company, or issuances pursuant to a merger, exchange of securities or any other transaction or event affecting the American Depositary Shares or the Deposited Securities, and (ii) each person surrendering American Depositary Shares for withdrawal of Deposited Securities or whose American Depositary Shares are cancelled or reduced for any other reason, U.S.$5.00 for each 100 American Depositary Shares (or portion thereof) issued, delivered, reduced, cancelled or surrendered (as the case may be). The Depositary may sell (by public or private sale) sufficient securities and property received by it prior to such deposit to pay such charge. The following additional charges shall be incurred by the Owners, by any party depositing or withdrawing Rio Tinto Shares or by any party surrendering American Depositary Shares and/or to whom American Depositary Shares are issued (including, without limitation, issuances pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the American Depositary Shares or the Deposited Securities or a distribution of American Depositary Shares pursuant to Article IV of the Deposit Agreement), whichever is applicable (i) a fee of U.S.$0.02 or less per American Depositary Share for any cash distribution made pursuant to the Deposit Agreement, (ii) a fee of U.S.$1.50 per Receipt or Receipts for transfers made under the Deposit Agreement, (iii) a fee for the distribution or sale of securities, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes hereof treating all such securities as if they were Rio Tinto Shares) but which securities or the net cash proceeds from the sale thereof are instead distributed by the Depositary to Owners entitled thereto, (iv) an aggregate fee of U.S.$0.02 or less per American Depositary Share per calendar year (or portion thereof) for services performed by the Depositary in administering the Receipt program (which fee may be charged on a periodic basis during each calendar year and shall be assessed against Owners as of the record date or record dates set by the Depositary during each calendar year and shall be payable at the sole discretion of the Depositary by billing such Owners or by deducting such charge from one or more cash dividends or other cash distributions), and (v) a fee for the reimbursement of such fees, charges and expenses as are incurred by the Depositary and/or any of its agents (including, without limitation, the Custodian and expenses incurred on behalf of Owners in connection with compliance with foreign exchange control regulations or any law or regulation relating to foreign investment) in connection with the servicing of the Rio Tinto Shares or other Deposited Securities, the sale of securities (including, without limitation, Deposited Securities), the delivery of Deposited Securities or otherwise in connection with the Depositary's or its Custodian's compliance with applicable law, rule or regulation (which fees and charges shall be assessed on a proportionate basis against Owners as of the record date or dates set by the Depositary and shall be payable at the sole discretion of the Depositary by billing such Owners or by deducting such charge from one or more cash dividends or other cash distributions). The Company will pay all other charges and expenses of the Depositary and any agent of the Depositary (except the Custodian) pursuant to agreements from time to time between the Company and the Depositary, except (i) stock transfer or other taxes and other governmental charges (which are payable by Owners or persons depositing Rio Tinto Shares), (ii) cable, telex and facsimile transmission and delivery charges incurred at the request of persons depositing, or Owners delivering Rio Tinto Shares, American Depositary Receipts or Deposited Securities (which are payable by such persons or Owners), (iii) transfer or registration fees for the registration or transfer of Deposited Securities on any applicable register in connection with the deposit or withdrawal of Deposited Securities (which are payable by persons depositing Rio Tinto Shares or Owners withdrawing Deposited Securities; there are no such fees in respect of the Rio Tinto Shares as of the date of the Deposit Agreement), and (iv) in connection with the conversion of foreign currency into U.S. dollars, JPMorgan Chase Bank, N.A. ("JPMorgan") shall deduct out of such foreign currency the fees, expenses and other charges charged by it and/or its agent (which may be a division, branch or affiliate) so appointed  in connection with such conversion. JPMorgan and/or its agent may act as principal for such conversion of foreign currency. Such charges may at any time and from time to time be changed by agreement between the Company and the Depositary. For further details see https://www.American Depositary Receipt.com.

The Depositary anticipates reimbursing the Company for certain expenses incurred by the Company that are related to the establishment and maintenance of the American Depositary Receipt program upon such terms and conditions as the Company and the Depositary may agree from time to time.  The Depositary may make available to the Company a set amount or a portion of the Depositary fees charged in respect of the American Depositary Receipt program or otherwise upon such terms and conditions as the Company and the Depositary may agree from time to time.

The right of the Depositary to receive payment of fees, charges and expenses as provided above shall survive the termination of the Deposit Agreement. As to any Depositary, upon the resignation or removal of such Depositary, such right shall extend for those fees, charges and expenses incurred prior to the effectiveness of such resignation or removal.

9. PRE-RELEASE OF RECEIPTS.

The Depositary may issue Receipts against the delivery by the Company (or any agent of the Company recording Rio Tinto Share ownership) of rights to receive Rio Tinto Shares from the Company (or any such agent). No such issue of Receipts will be deemed a "Pre-Release" that is subject to the restrictions of the following paragraph.

Unless requested in writing by the Company to cease doing so, the Depositary may, notwithstanding Section 2.03 hereof, execute and deliver Receipts prior to the receipt of Rio Tinto shares pursuant to Section 2.02 ("Pre-Release"). The Depositary may, pursuant to Section 2.05, deliver Rio Tinto Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released. The Depositary may receive Receipts in lieu of Rio Tinto Shares in satisfaction of a Pre-Release. Each Pre-Release will be (a) preceded or accompanied by a written representation and agreement from the person to whom Receipts are to be delivered (the "Pre-Releasee") that the Pre-Releasee, or its customer, (i) owns the Rio Tinto shares or Receipts to be remitted, as the case may be, (ii) assigns all beneficial rights, title and interest in such Rio Tinto Shares or Receipts, as the case may be, to the Depositary in its capacity as such and for the benefit of the Owners, and (iii) will not take any action with respect to such Rio Tinto Shares or Receipts, as the case may be, that is inconsistent with the transfer of beneficial ownership (including, without the consent of the Depositary, disposing of such Rio Tinto Shares or Receipts, as the case may be), other than in satisfaction of such Pre-Release, (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary determines, in good faith, will provide substantially similar liquidity and security, (c) terminable by the Depositary on not more than five (5) business days' notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of Rio Tinto Shares not deposited but represented by American Depositary Shares outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Rio Tinto Shares deposited under the Deposit Agreement; provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems reasonably appropriate, and may, with the prior written consent of the Company, change such limit for purposes of general application. The Depositary will also set Dollar limits with respect to Pre-Release transactions to be entered into under the Deposit Agreement with any particular Pre-Releasee on a case-by-case basis as the Depositary deems appropriate. For purposes of enabling the Depositary to fulfill its obligations to the Owners under the Deposit Agreement, the collateral referred to in clause (b) above shall be held by the Depositary as security for the performance of the Pre-Releasee's obligations to the Depositary in connection with a Pre-Release transaction, including the Pre-Releasee's obligation to deliver Rio Tinto Shares or Receipts upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities under the Deposit Agreement).

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

10.           TITLE TO RECEIPTS.
It is a condition of this Receipt, and every successive holder and Owner of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt, when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered in the Receipt register as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes.

11.           VALIDITY OF RECEIPT.
This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual signature of a duly authorized signatory or, if a registrar shall have been appointed to register Receipts or transfers of Receipts, by the manual signature of a duly authorized officer of such registrar.

12.           REPORTS; INSPECTION OF TRANSFER BOOKS.
The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and accordingly files certain reports with the Securities and Exchange Commission. Such reports and communications may be inspected and copied through the Commission’s EDGAR system or at the public reference facilities maintained by the Commission located at 100 F Street, N.E., Washington, D.C. 20549.

The Depositary will make available for inspection by Owners of Receipts at its Principal Office any reports and communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary will also send to Owners of Receipts copies of such reports when furnished by the Company pursuant to the Deposit Agreement.

The Depositary will keep at its Principal Office a Receipt register for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Company and Owners of Receipts, provided that such inspection shall not be for the purpose of communicating with Owners of Receipts in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

13.           DIVIDENDS AND DISTRIBUTIONS.
Whenever the Depositary receives any cash dividend or other cash distribution on any Deposited Securities, the Depositary will, if at the time of receipt thereof any amounts received in a non-United States currency can in the reasonable judgment of the Depositary be converted on a reasonable basis into United States dollars transferable to the United States, and subject to the Deposit Agreement, convert such dividend or distribution into dollars and will distribute the amount thus received to the Owners of Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that in the event that the Company or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, the amount distributed to the Owner of Receipts for American Depositary Shares representing such Deposited Securities shall be reduced accordingly.

Whenever the Depositary receives any distribution other than cash or Rio Tinto Shares upon any Deposited Securities, the Depositary will cause the securities or property received by it to be distributed to the Owners of Receipts entitled thereto, in any manner that the Depositary in good faith may reasonably deem equitable and practicable for accomplishing such distribution; provided, however, that if in the reasonable opinion of the Depositary such distribution cannot be made proportionately among the Owners of Receipts entitled thereto, or if for any other reason the Depositary or the Company in good faith and reasonably deems such distribution not to be feasible, the Depositary may, after consultation with the Company, adopt such method as it may in good faith and reasonably deem equitable and practicable for the purpose of effecting such distribution, including the sale, at public or private sale, of the securities or property thus received, or any part thereof, and the net proceeds of any such sale shall be distributed by the Depositary to the Owners of Receipts entitled thereto as in the case of a distribution received in cash.

If any distribution consists of a dividend in, or free distribution of, Rio Tinto Shares, the Depositary shall, unless the Company shall request otherwise, distribute to the Owners of outstanding Receipts entitled thereto, additional Receipts for an aggregate number of American Depositary Shares representing the amount of Rio Tinto Shares received as such dividend or free distribution. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary will sell the amount of Rio Tinto Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions set forth in the Deposit Agreement. If, at the request of the Company, additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional Rio Tinto Shares distributed upon the Deposited Securities represented thereby.

In the event that the Depositary determines that any distribution in property (including Rio Tinto Shares and rights to subscribe therefor) is subject to any tax which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Rio Tinto Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes, at public or private sale, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes to the Owners of Receipts entitled thereto.

14.           RIGHTS.
(d)           Distribution to Owners.  Whenever the Company intends to distribute to the holders of the Deposited Securities rights to subscribe for additional Rio Tinto Shares, the Company shall give notice thereof to the Depositary at least 45 days prior to the proposed distribution stating whether or not it wishes such rights to be made available to Owners.  Upon receipt of a notice indicating that the Company wishes such rights to be made available to Owners, the Depositary shall consult with the Company to determine, and the Company shall determine, whether it is lawful and reasonably practicable to make such rights available to the Owners.  The Depositary shall make such rights available to Owners only if (i) the Company shall have timely requested that such rights be made available to Owners, (ii) the Depositary shall have received satisfactory documentation within the terms of Section 5.07 of the Deposit Agreement, and (iii) the Depositary shall have determined that such distribution of rights is lawful and reasonably practicable.  In the event any of the conditions set forth above are not satisfied, the Depositary shall proceed with the sale of the rights as contemplated in Article 14 (b) below or, if timing or market conditions may not permit, do nothing thereby allowing such rights to lapse.  In the event all conditions set forth above are satisfied, subject to any other agreements the Depositary may reasonably request, the Depositary shall establish procedures (x) to distribute such rights (by means of warrants or otherwise) and (y) to enable the Owners to exercise the rights (upon payment of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes and other governmental charges).  Nothing herein shall obligate the Depositary to make available to the Owners a method to exercise such rights to subscribe for Rio Tinto Shares (rather than American Depositary Shares).

(e)           Sale of Rights.  If (i) the Company does not timely request the Depositary to make the rights available to Owners or requests that the rights not be made available to Owners, (ii) the Depositary fails to receive satisfactory documentation within the terms of Section 5.07 of the Deposit Agreement or determines it is not lawful or reasonably practicable to make the rights available to Owners, or (iii) any rights made available are not exercised and appear to be about to lapse, the Depositary shall determine whether it is lawful and reasonably practicable to sell such rights, in a riskless principal capacity or otherwise, at such place and upon such terms (including public or private sale) as it may deem proper.  The Company shall assist the Depositary to the extent necessary to determine such legality and practicability.  The Depositary shall, upon such sale, convert and distribute proceeds of such sale (net of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes and governmental charges) upon the terms set forth in Section 4.01 of the Deposit Agreement.

(f)           Lapse of Rights.  If the Depositary is unable to make any rights available to Owners upon the terms described in Article 14 (a) or to arrange for the sale of the rights upon the terms described in Article 14(b), the Depositary shall allow such rights to lapse.

The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or practicable to make such rights available to Owners in general or any Owners in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or exercise, or (iii) the content of any materials forwarded to the Owners on behalf of the Company in connection with the rights distribution.

Notwithstanding anything to the contrary in this Article 14, If registration (under the Securities Act and/or any other applicable law) of the rights or the securities to which any rights relate may be required in order for the Company to offer such rights or such securities to Owners and to sell the securities represented by such rights, the Depositary will not distribute such rights to the Owners (i) unless and until a registration statement under the Securities Act (and/or such other applicable law) covering such offering is in effect or (ii) unless the Company furnishes to the Depositary at the Company’s own expense opinion(s) of counsel to the Company in the United States and counsel to the Company in any other applicable country in which rights would be distributed, in each case satisfactory to the Depositary, to the effect that the offering and sale of such securities to Owners are exempt from, or do not require registration under, the provisions of the Securities Act or any other applicable laws.  In the event that the Company, the Depositary or the Custodian shall be required to withhold and does withhold from any distribution of property (including rights) an amount on account of taxes or other governmental charges, the amount distributed to the Owners shall be reduced accordingly.  In the event that the Depositary determines that any distribution in property (including Rio Tinto Shares and rights to subscribe therefor) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Rio Tinto Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes and charges.

There can be no assurance that Owners generally, or any Owner in particular, will be given the opportunity to exercise rights on the same terms and conditions as the holders of Rio Tinto Shares or be able to exercise such rights.  Nothing herein shall obligate the Company to file any registration statement in respect of any rights or Rio Tinto Shares or other securities to be acquired upon the exercise of such rights.

15.           RECORD DATES.
Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Rio Tinto Shares or other Deposited Securities, the Depositary shall, after consultation with the Company if practicable in the case of a record date set in response to a Company record date, fix a record date (which, to the extent applicable, shall be as near as practicable to any corresponding record date set by the Company), for the determination of the Owners who shall be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, or for fixing the date on or after which each American Depositary Share will represent the changed number of Rio Tinto Shares. Subject to the Deposit Agreement, only such Owners at the close of business on such record date shall be entitled to receive any such distribution or proceeds, to give such voting instructions, to receive such notice or solicitation or to act or be responsible or obligated in respect of any such other matter.

16.           VOTING OF DEPOSITED SECURITIES.
Upon receipt of notice of any meeting of holders of Rio Tinto Shares or other Deposited Securities, unless otherwise requested in writing by the Company, the Depositary shall, as soon as practicable thereafter, mail to the Owners of Receipts a notice which shall contain (a) such information as is contained in such notice of meeting and in any related material supplied by the Company to the Depositary, (b) a statement that the Owners of Receipts as of the close of business on a specified record date will be entitled, subject to any applicable provision of English law and of the Articles of Association of the Company, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Rio Tinto Shares or other Deposited Securities represented by their respective American Depositary Shares and (c) a statement as to the manner in which such instructions may be given, including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a person designated by the Company. Upon the written request of an Owner of a Receipt on such record date, actually received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor in so far as practicable to vote or cause to be voted the amount of Rio Tinto Shares or other Deposited Securities represented by such Receipt in accordance with the instructions set forth in such request. The Depositary shall not, and the Depositary shall ensure that the Custodian and the nominee(s) of the Depositary or the Custodian shall not, vote or attempt to vote or exercise or attempt to exercise any other rights in respect of Deposited Securities, other than in accordance with prior written instructions of the Owners of Receipts therefor, and shall not vote or attempt to exercise the right to vote or exercise or attempt to exercise any other right attaching to Rio Tinto Shares or other Deposited Securities, if no instructions are received with respect to such securities. Notwithstanding anything contained in the Deposit Agreement or any Receipt, the Depositary may, to the extent not prohibited by law or regulations, or by the requirements of the stock exchange on which the American Depositary Shares are listed, in lieu of distribution of the materials provided to the Depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of Deposited Securities, distribute to the Owners a notice that provides Owners with, or otherwise publicizes to Owners, instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).  Owners are strongly encouraged to forward their voting instructions as soon as possible.  Voting instructions will not be deemed received until such time as the American Depositary Receipt department responsible for proxies and voting has received such instructions notwithstanding that such instructions may have been physically received by JPMorgan Chase Bank, N.A., as Depositary, prior to such time.

17.           CHANGES AFFECTING DEPOSITED SECURITIES.
Subject to the other provisions of the Deposit Agreement, the Depositary may, in its discretion, and shall if reasonably requested by the Company, amend the Receipts or distribute additional or amended Receipts (with or without calling Receipts for exchange) or cash, securities or property on the record date set by the Depositary therefor to reflect any change in par value, split up, consolidation, cancellation or other reclassification of Deposited Securities, any Rio Tinto Share distribution or other distribution not distributed to Owners or any cash, securities or property available to the Depositary in respect of Deposited Securities from (and the Depositary is hereby authorized to surrender any Deposited Securities to any person and, irrespective of whether such Deposited Securities are surrendered or otherwise cancelled by operation of law, rule, regulation or otherwise, to sell by public or private sale any property received in connection with) any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all the assets of the Company, and to the extent the Depositary does not so amend the Receipts or make a distribution to Owners to reflect any of the foregoing, or the net proceeds thereof, whatever cash, securities or property results from any of the foregoing shall constitute Deposited Securities and each American Depositary Share evidenced shall automatically represent its pro rata interest in the Deposited Securities as then constituted.  Promptly upon the occurrence of any of the aforementioned changes affecting Deposited Securities, the Company shall notify the Depositary in writing of such occurrence and as soon as practicable after receipt of such notice from the Company, may instruct the Depositary to give notice thereof, at the Company's expense, to Owners in accordance with the provisions hereof. Upon receipt of such instruction, the Depositary shall give notice to the Owners in accordance with the terms thereof, as soon as reasonably practicable..

18.           LIABILITY OF THE COMPANY AND DEPOSITARY.
Neither the Depositary, its agents nor the Company shall incur any liability to any person, including any Owner or beneficial owner of an interest in American Depositary Shares, if, by reason of any present or future law, rule, regulation, fiat, order or decree of the United  States, the United Kingdom or any other country, or of any governmental or regulatory authority or any securities exchange or market or automated quotation system, or by reason of any provision, present or future, of the Memorandum and Articles of Association of the Company, or of or governing the Deposited Securities, or by reason of any act of God, war, terrorism, nationalization or other circumstance beyond its control the Depositary, its agents or the Company shall be prevented, delayed or forbidden from doing or performing, or subjected to any civil or criminal penalty in connection with, any act or thing which by the terms of the Deposit Agreement, the Memorandum and Articles of Association of the Company or the Deposited Securities it is provided shall be done or performed (including, without limitation, voting); nor shall the Depositary, its agents or the Company incur any liability to any Owner of a Receipt by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement (including, without limitation, any failure to determine that any distribution or action may be lawful or reasonably practicable) nor, in any case, shall the Depositary, its agents or the Company incur any liability to any Owner or beneficial owner of an interest in American Depositary Shares or other person by reason of any nonperformance or delay.

The Depositary, the Company, their agents and each of them shall: (a) assume no liability except to perform its obligations to the extent they are specifically set forth in the Deposit Agreement without gross negligence or willful misconduct; (b) in the case of the Depositary and its agents, be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or Receipt; (c) in the case of the Company and its agents hereunder be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or Receipt, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be required; and (d) not be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Rio Tinto Shares for deposit, any Owner, or any other person believed by it to be competent to give such advice or information, and (e) any one or more of (a) through (d).  The Depositary shall not be liable for the acts or omissions made by, or the insolvency of, any securities depository, clearing agency or settlement system.    The Depositary shall not be responsible for, and shall incur no liability in connection with or arising from, the insolvency of any Custodian that is not a branch or affiliate of JPMorgan Chase Bank, N.A.   The Depositary shall not have any liability for the price received in connection with any sale of securities, the timing thereof or any delay in action or omission to act nor shall it be responsible for any error or delay in action, omission to act, default or negligence on the part of the party so retained in connection with any such sale or proposed sale.  The Depositary shall not incur any liability for the content of any information submitted to it by or on behalf of the Company for distribution to the Owners or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Securities, for the validity or worth of the Deposited Securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the Deposit Agreement or for the failure or timeliness of any notice from the Company.  The Depositary, its agents and the Company may rely and shall be protected in acting upon any written notice, request, direction, instruction or document believed by them to be genuine and to have been signed,  presented or given by the proper party or parties.  The Depositary shall be under no obligation to inform Owners or any other holders of an interest in any American Depositary Shares about the requirements of English law, rules or regulations or any changes therein or thereto. The Depositary and its agents will not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, for the manner in which any such vote is cast or for the effect of any such vote.  The Depositary may rely upon instructions from the Company or its counsel in respect of any approval or license required for any currency conversion, transfer or distribution. Subject to the Company's Memorandum and Articles of Association and applicable law, the Depositary and its agents may own and deal in any class of securities of the Company and its affiliates and in Receipts. Notwithstanding anything to the contrary set forth herein or in any Receipt, the Depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the Deposit Agreement, any Owner or Owners, any American Depositary Shares, Receipt or Receipts or otherwise related hereto or thereto to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators.   None of the Depositary, the Custodian or the Company shall be liable for the failure by any Owner or beneficial owner to obtain the benefits of credits on the basis of non-U.S. tax paid against such Owner=s or beneficial owner=s income tax liability. The Depositary and the Company shall not incur any liability for any tax consequences that may be incurred by Owners and beneficial owners on account of their ownership of the Receipts or American Depositary Shares.  Neither the Depositary, the Company nor any of their respective agents shall be liable to Owners or holders of interests in American Depositary Shares for any indirect, special, punitive or consequential damages (including, without limitation, legal fees and expenses) or lost profits, in each case of any form incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought. No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement.

The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that the Depositary acted without gross negligence or willful misconduct with respect to the same matter during the period in which it previously acted as Depositary.  Notwithstanding anything to the contrary contained in the Deposit Agreement (including the Receipts) and subject to the penultimate sentence of the first paragraph of Section 5.03 of the Deposit Agreement, the Depositary shall not be responsible for, and shall incur no liability in connection with or arising from, any act or omission to act on the part of the Custodian except to the extent that the Custodian has (i) committed fraud or willful misconduct in the provision of custodial services to the Depositary or (ii) failed to use reasonable care in the provision of custodial services to the Depositary as determined in accordance with the standards prevailing in the jurisdiction in which the Custodian is located.

The Depositary reserves the right to utilize a division, branch or affiliate of JPMorgan Chase Bank, N.A. to direct, manage and/or execute any public and/or private sale of securities hereunder.  Such division, branch and/or affiliate may charge the Depositary a fee in connection with such sales, which fee is considered an expense of the Depositary contemplated under Section 5.09 of the Deposit Agreement. All purchases and sales of securities will be handled by the Depositary in accordance with its then current policies, which are currently set forth in the "Depositary Receipt Sale and Purchase of Security" section of https://www.adr.com/Investors/FindOutAboutDRs, the location and contents of which the Depositary shall be solely responsible for.

By holding an American Depositary Share or an interest therein, Owners and owners of American Depositary Shares each irrevocably agree that any legal suit, action or proceeding against or involving the Company or the Depositary, arising out of or based upon this Deposit Agreement or the transactions contemplated hereby, may only be instituted in a state or federal court in New York, New York, and by holding an American Depositary Share or an interest therein each irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

19.           RESIGNATION AND REMOVAL OF THE DEPOSITARY; APPOINTMENT OF SUCCESSOR CUSTODIAN.

The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election so to do delivered to the Company, and subject to Article 21 hereof, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed as Depositary under the Deposit Agreement by the Company by written notice given to the Depositary and subject to Article 21 hereof, such removal effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. Whenever the Depositary in its discretion determines that it is in the best interest of the Owners of Receipts to do so, it may appoint, after consultation with the Company if practicable, a substitute or additional custodian or custodians in England.

20.           AMENDMENT.
The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than the fees of the Depositary for the execution and delivery of Receipts and taxes and other governmental charges), or which shall otherwise prejudice any substantial existing right of Owners of Receipts, shall, however, not become effective as to outstanding Receipts until the expiration of 30 days after notice of such amendment shall have been given to the Owners of outstanding Receipts. Every Owner of a Receipt at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. Any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the American Depositary Receipts to be registered on Form F-6 under the Securities Act of 1933 or (b) the American Depositary Receipts or Rio Tinto Shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Owners, shall be deemed not to prejudice any substantial rights of Owners.   Notwithstanding the foregoing, if any governmental body or regulatory body should adopt new laws, rules or regulations which would require amendment or supplement of the Deposit Agreement or the form of Receipt to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and the Receipt at any time in accordance with such changed laws, rules or regulations.  Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Owners or within any other period of time as required for compliance.  In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

21.           TERMINATION OF DEPOSIT AGREEMENT.
The Depositary shall at any time at the direction of the Company terminate the Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement if at any time 60 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in the Deposit Agreement. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary. At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges). Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary with respect to indemnification, charges, and expenses.

22.           COMPLIANCE WITH U.S. SECURITIES LAWS.
Notwithstanding any provision of the Deposit Agreement or this Receipt, the Company and the Depositary each agrees that it will not exercise any rights it has under the Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the U.S. securities laws, including, but not limited to, Section I.A.(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

23.           WAIVER.

EACH PARTY TO THE DEPOSIT AGREEMENT (INCLUDING, FOR AVOIDANCE OF DOUBT, EACH OWNER AND BENEFICIAL OWNER AND/OR HOLDER OF INTERESTS IN AMERICAN DEPOSITARY SHARES OR RECEIPTS) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING AGAINST THE DEPOSITARY AND/OR THE COMPANY DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE SHARES OR OTHER DEPOSITED SECURITIES, THE AMERICAN DEPOSITARY SHARES OR THE RECEIPTS, THE DEPOSIT AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREIN OR THEREIN, OR THE BREACH HEREOF OR THEREOF (WHETHER BASED ON CONTRACT, TORT, COMMON LAW OR ANY OTHER THEORY).